EXHIBIT 10.47
ION GEOPHYSICAL CORPORATION
STOCK APPRECIATION RIGHTS PLAN
SECTION 1
GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS
1.1 Purpose
     The purpose of the Plan is to foster and promote the long-term financial success of ION Geophysical Corporation (the “Company”) and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of Directors and selected key Employees and Consultants, (b) motivating superior performance of Directors and key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing Directors and selected key Employees and Consultants with a program that aligns their personal interests to those of the Company’s stockholders, (d) attracting and retaining Directors and selected key Employees and Consultants by providing competitive incentive compensation opportunities, and (e) enabling Directors and selected key Employees and Consultants to share in the long-term growth and success of the Company.
     The Plan provides for payment of incentive compensation in the form of stock appreciation rights. The Plan is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, as such, the Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.
     The Plan is effective as of November 17, 2008 (the “Effective Date”). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 5.6. However, in no event may any Stock Appreciation Rights be granted under the Plan after ten (10) years from the Effective Date.
1.2 Definitions
     The following terms shall have the meanings set forth below:
     (a) Authorized Officer. The Chairman of the Board, the CEO, the President, or any Executive Vice President or Senior Vice President or any other senior officer of the Company to whom any of them delegate the authority to execute any SAR Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any SAR Agreement for himself.
     (b) Board. The Board of Directors of the Company.
     (c) Cause. Except as otherwise provided by the Committee or as otherwise provided in a Grantee’s employment agreement, when used in connection with the termination of a Grantee’s Employment or service, shall mean the termination of the Grantee’s Employment or Grantee’s services as a Director or Consultant by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Grantee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company’s or Subsidiary’s conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Grantee’s contract with the Company.
     (d) CEO. The Chief Executive Officer of the Company.
     (e) Change in Control. Any of the events described in and subject to Section 4.5.
     (f) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.
     (g) Committee. A committee appointed by the Board to administer the Plan. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.
     (h) Common Stock. The common stock of the Company, $.01 per value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified, re-capitalized, or exchanged.
     (i) Company. ION Geophysical Corporation, a corporation organized under the laws of the State of Delaware, and any successor-in-interest thereto.
     (j) Consultant. An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not a Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii), is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
     (k) Director. Any individual who is a member of the Board.
     (l) Disability. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.
     (m) Employee. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.
     (n) Employment. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming a Stock Appreciation Right in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such SAR, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, government service or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion. Unless otherwise provided in the SAR Agreement, the term “Employment” for purposes of the Plan is also defined to include compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary).
     (o) Exchange Act. The Securities Exchange Act of 1934, as amended.
     (p) Fair Market Value. While the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or as quoted on any national interdealer quotation system, if such shares are not so listed.
     (q) Grantee. Any Employee, Director or Consultant who is granted an SAR under the Plan.
     (r) Immediate Family. With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
     (s) Non-Employee Director. A Director who is not an Employee.
     (t) Non-Employee Director Award. A SAR granted to a Grantee who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
     (u) Parent. Any corporation (whether now or hereafter existing) that constitutes a “Parent” of the Company, as defined in Section 424(e) of the Code.
     (v) Plan. The ION Geophysical Corporation [2008] Stock Appreciation Rights Plan.
     (w) Publicly Held Corporation. A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.
     (x) Retirement. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee’s SAR Agreement.

     (y) SAR Agreement. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an SAR is granted under the Plan, as such agreement is further defined in Section 4.1 (a).
     (z) Share. A share of Common Stock of the Company.
     (aa) Spread. The difference between the exercise price per Share specified in any SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.
     (bb) Stock Appreciation Right or SAR. An SAR described in Section 2.
     (cc) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.
1.3 Plan Administration
     (a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and any other applicable terms and conditions of SAR awards and SAR Agreements; (iii) construe and interpret the Plan and any SAR Agreement or other agreement entered into under the Plan; and (iv) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.
     (b) Meetings. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.
     (c) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Employees, Directors, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any SARs need not be uniform and may be made selectively among SARs and Grantees, whether or not such SARs are similar or such Grantees are similarly situated.
     (d) Modification of Outstanding SARs. The Committee may, in its discretion, provide for the extension of the exercisability of an SAR, accelerate the vesting or exercisability of an SAR, eliminate or make less restrictive any restrictions contained in an SAR Agreement, waive any restriction or other provisions of an SAR, or otherwise amend or modify an SAR Agreement in any manner that is either (i) not adverse to the Grantee to whom such SAR was granted or (ii) consented to by such Grantee; provided, however, no SAR issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted SAR and the period during which an SAR may be exercised shall not be extended later than the expiration of the term of such SAR as specified in the SAR Agreement.
     (e) Delegation of Authority. The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time.
     (f) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents, as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.
     (g) Indemnification. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     (h) Awards in Foreign Countries. The Board shall have the authority to adopt modifications, procedures, sub-plans, and other similar plan documents as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits of SARs made to individuals employed or providing services in such countries and to meet the objectives of the Plan.
1.4 Shares of Common Stock
     The references to Shares of Common Stock in the Plan are intended to provide the basis for determining the size of an SAR award, and for measuring the spread upon an exercise of an SAR. However, in no event will any Shares of Common Stock be issued, transferred or otherwise distributed under the Plan.
1.5 Eligibility.
     The Committee shall from time to time designate those key Employees, Directors or Consultants, if any, to be granted SARs under the Plan, the number of SARs granted, and any other terms or conditions relating to the SARs as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted SARs may, if otherwise eligible, be granted additional SARs at any time.
SECTION 2
STOCK APPRECIATION RIGHTS
2.1 Stock Appreciation Rights
     (a) General Provisions. The terms and conditions of each SAR shall be evidenced by an SAR Agreement. The exercise price per SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant of the SAR. The term of an SAR shall be determined by the Committee; provided, however that such term shall not exceed ten years from the date of grant.
     (b) Exercise. SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the SAR Agreement for the SAR grant.

     (c) Settlement. Upon exercise of an SAR, the holder shall receive a cash payment in an amount equal to the Spread for each Share specified in the SAR Agreement for which the SAR is being exercised. The Spread shall be paid promptly after the exercise of the SAR.
SECTION 3
PROVISIONS RELATING TO NON-EMPLOYEE DIRECTOR AWARDS
3.1 Generally
     All SAR awards to Non-Employee Directors shall be determined by the Board or Committee.
3.2 Vesting Period
     The Committee shall prescribe the vesting period for each SAR granted to a Non-Employee Director.
SECTION 4
PROVISIONS RELATING TO PLAN PARTICIPATION
4.1 Plan Conditions
     (a) SAR Agreement. Each Grantee to whom an SAR is granted shall be required to enter into an SAR Agreement with the Company, in such a form as is provided by the Committee. The SAR Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular SARs. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The SAR Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s SARs, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, and (v) shall forfeit the Grantee’s SARs as determined by the Committee (including if terminated for Cause). An SAR Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The SAR Agreement shall be signed by the Grantee to whom the SAR award is made and by an Authorized Officer.
     (b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any employment rights or right to serve on the Board (including without limitation, rights to continued Employment or to continue to provide services as a Director or Consultant) by any Grantee or affect the right of the Company to terminate the Employment or services of any Grantee at any time without regard to the existence of the Plan.
4.2 Transferability
     SARs granted under the Plan shall not be transferable or assignable, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, the Committee may, in its discretion, authorize all or a portion of the SARs to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which Immediate Family members are the only partners, (iv) any other entity owned solely by Immediate Family members, or

(v) pursuant to a domestic relations order that would qualify under Code Section 414(p); provided that (A) the SAR Agreement pursuant to which such SARs are granted must expressly provide for transferability in a manner consistent with this Section 4.2, (B) the actual transfer must be approved in advance by the Committee, and (C) subsequent transfers of transferred SARs shall be prohibited except in accordance with the first sentence of this section. Following any permitted transfer, the SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” (subject to the immediately succeeding paragraph) shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 4.4 and in the SAR Agreement, shall continue to be applied with respect to the original Grantee, and the SAR shall be exercisable by the transferee only to the extent, and for the periods, specified in the SAR Agreement.
     In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an SAR following the original Grantee’s termination of employment.
     The designation by a Grantee of a beneficiary of an SAR shall not constitute a transfer of the SAR. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 4.2 shall be void and ineffective. The Committee in its discretion shall make all determinations under this Section 4.2.
4.3 Change in Stock and Adjustments
     (a) Changes in Law. Subject to Section 4.5 (which only applies in the event of a Change of Control), in the event of any change in applicable law which warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property to which the SARs relate or in the terms and conditions of outstanding SARs, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the exercise price per SAR for outstanding SARs or (ii) the number of Shares to which a specific SAR award is deemed to relate. Any adjustment under this paragraph of an outstanding SAR shall be made only to the extent that such modification would not result in the assessment of taxation of such SARs under Section 409A of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.
     (b) Exercise of Corporate Powers. The existence of the Plan or outstanding SARs hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, re-capitalizations, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
     (c) Recapitalization of the Company. Subject to Section 4.5 (which only applies in the event of a Change in Control), in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), re-capitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the exercise price per SAR for outstanding SARs or (ii) the number of Shares to which a specific SAR award is deemed to relate. Any adjustment under this paragraph of an outstanding SAR shall be made only to the extent that such modification would not result in the assessment of taxation of such SARs under Section 409A of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.
          Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Grantee of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Grantee.
     (d) Assumption of SARs by a Successor. Subject to the accelerated vesting and other provisions of Section 4.5 that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee in its discretion shall have the right and power to:
          (i) cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding SAR (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such SAR, if any; or
          (ii) make an equitable adjustment as determined by the Committee, in its discretion, in accordance with Section 4.3(c) above; or
          (iii) provide for the assumption of the Plan and such outstanding SARs or for substitute awards by the surviving entity or its parent.
     The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Subsection (d).
     A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding SARs.
4.4 Termination of Employment, Death, Disability and Retirement
     (a) Termination of Relationship. Unless otherwise expressly provided in the Grantee’s SAR Agreement, if the Grantee’s Employment or services as a Director or Consultant is terminated for any reason other than due to his death, Disability, Retirement, or for Cause, any non-vested portion of any SARs at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his SAR Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the SARs that were vested as of his termination of Employment or service date. In such event, except as otherwise expressly provided in his SAR Agreement, the Grantee shall be entitled to exercise his vested SARs for a period that shall end on the earlier of (i) the expiration date set forth in the SAR Agreement or (ii) one hundred eighty (180) days after the date of his termination.
     (b) Termination for Cause. Unless otherwise expressly provided in the Grantee’s SAR Agreement, in the event of the termination of a Grantee’s Employment, or service as a Consultant or

Director, for Cause, all vested and non-vested SARs granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m., Houston, Texas time, on the date of such termination of Employment or service for cause.
     (c) Retirement. Unless otherwise expressly provided in the Grantee’s SAR Agreement, upon the termination of Employment due to the Retirement of any Employee who is a Grantee, all of his SARs then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the SAR Agreement for such SARs; or (B) the expiration of twelve months after the date of his termination of Employment due to his Retirement.
     (d) Disability or Death. Unless otherwise expressly provided in the Grantee’s SAR Agreement, upon the termination of Employment or service as a Director due to the Disability or death of any Employee or Non-Employee Director who is a Grantee, all of his SARs then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the SAR Agreement for such SARs; or (B) the expiration of twelve months after the date of his termination of Employment due to his Disability or death.
     (e) Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding SARs then held by the Grantee (i) for an acceleration of or other adjustment in any vesting schedule applicable to the SARs, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such SARs, or (iii) to any other change in the terms and conditions of the SARs. In the event of any such change to an outstanding SARs, a written amendment to the Grantee’s SAR Agreement shall be required.
4.5 Change in Control
     (a) Vesting; Amendment. In the event of a Change in Control (as defined below), all SARS then outstanding shall become 100% vested and immediately and fully exercisable as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee’s SAR Agreement.
     Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee’s SAR Agreement, the provisions of this Section 4.5 may not be terminated, amended, or modified to adversely affect any SAR theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding SARs.
     (b) Definition. For all purposes of this Plan, a “Change in Control” of the Company means the occurrence of any one or more of the following events:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (i) the then-outstanding Shares of Common Stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 4.5(c) (below) are satisfied;

     (ii) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (i.e., a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) Approval by the stockholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to such Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or
     (iv) The sale or other disposition of all or substantially all of the assets of the Company.
SECTION 5
GENERAL
5.1 Grant Period
     No SAR shall be granted under the Plan after ten (10) years from the Effective Date. Unless sooner terminated by action of the Board, this Plan will terminate at 5:00 p.m. Houston, Texas time, on November 17, 2018. SARs under this Plan may not be granted after that date, but any SAR duly granted before that date will continue to be effective in accordance with its terms and conditions.
5.2 Funding and Liability of Company
     No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for any purposes of this Plan. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash. Any liability or obligation of the Company to any Grantee with respect to an SAR shall be based solely upon any contractual obligations that may be created by this Plan and any SAR Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

5.3 Withholding Taxes.
     The Company shall have the power and the right to deduct or withhold from any payment made pursuant to this Plan an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or SAR award hereunder.
5.4 No Guarantee of Tax Consequences
     Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
5.5 Designation of Beneficiary by Grantee
     Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
5.6 Amendment and Termination
     The Board shall have the power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding SAR previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such SAR.
5.7 Successors to Company
     All obligations of the Company under the Plan with respect to SARs granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
5.8 Miscellaneous Provisions
     (a) No Employee, Director or Consultant, or other person shall have any claim or right to be granted an SAR under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Director or Consultant, any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.
     (b) By accepting any SAR, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.
5.9 Severability
     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

5.10 Gender, Tense and Headings
     Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.
5.11 Governing Law
     The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States or applicable provisions of the Delaware General Corporation Law.
5.12 Deferred Compensation
     This Plan and any SAR Agreement issued under the Plan are intended to be exempt from Section 409A of the Code and shall be administered in a manner that is intended to meet the requirements of such exemption and shall be construed and interpreted in accordance with such intent. To the extent that an SAR or payment, or the settlement thereof, is subject to Section 409A of the Code because such SAR is not exempt from Section 409A, except as the Board otherwise determines in writing, the SAR shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment or settlement shall not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan or any SAR Agreement that would cause an SAR or the payment or settlement thereof to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or the SAR Agreement, as applicable) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event the Plan allows for a deferral of compensation, the Plan is intended to qualify for certain exemptions under Title I of ERISA provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.